Exhibit 4.3

Execution Copy

REGISTRATION RIGHTS AGREEMENT

OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Dated as of November 19, 2007

i

Section 3.11	Execution in Counterparts	23

Appendix A	Covered Persons

Appendix B	Covered Person Questionnaire

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this “Agreement”), is made and entered into as of November 19, 2007, by and among Och-Ziff Capital Management Group LLC, a Delaware limited liability company (the “Company”), and the Covered Persons (defined below) from time to time party hereto.

WHEREAS, the Covered Persons are holders of Och-Ziff Operating Group A Units (defined below), which, subject to certain restrictions and requirements, are exchangeable at the option of the holder thereof with the Och-Ziff Operating Group (defined below), pursuant to the Exchange Agreement (defined below) for Class A Shares (defined below) or, at the option of the Och-Ziff Operating Group, the cash equivalent thereof; and

WHEREAS, the Company desires to provide the Covered Persons with registration rights with respect to Class A Shares that may be delivered in exchange for their Och-Ziff Operating Group A Units and any other Class A Shares they may otherwise hold from time to time.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

“Affiliate” means any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such first person and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“Agreement” has the meaning ascribed to such term in the Recitals.

“Beneficial owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Chairman” shall mean the Chairman of the Demand Committee, who shall be the Chairman of the Partner Management Committee as determined pursuant to the applicable Och-Ziff Operating Group Agreements. Initially, Daniel Och shall serve as Chairman.

“Class A Shares” means Class A shares representing limited liability company interests in the Company.

“Class B Shares” means Class B shares representing limited liability company interests in the Company.

“Company” has the meaning ascribed to such term in the Recitals.

“Covered Person” means those persons from time to time listed on Appendix A hereto, and all persons who may become parties to this Agreement and whose name is required to be listed on Appendix A hereto, in each case in accordance with the terms hereof.

“Covered Och-Ziff Operating Group A Units” means, with respect to a Covered Person, such Covered Person’s Och-Ziff Operating Group A Units.

“Demand Committee” shall mean a committee consisting of the individuals that are from time to time members of the Partner Management Committee as determined pursuant to the applicable Och-Ziff Operating Group Agreements. The Chairman of the Demand Committee shall be the same as the Chairman of the Partner Management Committee, and the Chairman of the Demand Committee shall have the sole and exclusive right and authority to take any action (including, without limitation, the exercise of any demand or request for registration and the consent to any amendment of this Agreement) pursuant to this Agreement on behalf of the Demand Committee, provided, however, that if and to the extent that at any time no Chairman of the Partner Management Committee exists and, therefore, no Chairman of the Demand Committee exists, any such action may be taken by a simple majority of the members of the Demand Committee. In addition, on and after the fifth anniversary of the date of this Agreement, any such action may be taken by the Chairman of the Demand Committee or by a simple majority of the Demand Committee (whether or not the Chairman, if any, votes in favor of such action).

“Demand Notice” has the meaning ascribed to such term in Section 2.2(a).

“Demand Registration” has the meaning ascribed to such term in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the exchange agreement dated as of the date hereof among the Company, each of the Och-Ziff Operating Group entities and the limited partners of each Och-Ziff Operating Group entity, as amended from time to time.

“Exchange Registration” has the meaning ascribed to such term in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.8.

“Indemnifying Party” has the meaning ascribed to such term in Section 2.10.

“Maximum Covered Person Participation Amount” has the meaning ascribed to such term in Section 2.5(a).

“Maximum Demand Offering Size” has the meaning ascribed to such term in Section 2.2(e).

“Maximum Piggyback Offering Size” has the meaning ascribed to such term in Section 2.5(b).

“New York Courts” has the meaning ascribed to such term in Section 3.4.

“Och-Ziff” means the Company and its consolidated subsidiaries, including the Och-Ziff Operating Group.

“Och-Ziff Operating Group” means, collectively, persons directly controlled by Och-Ziff Holding Corporation, a Delaware corporation, or Och-Ziff Holding LLC, a Delaware limited liability company, during the term of this Agreement. As of the date hereof, the Och-Ziff Operating Group is comprised of OZ Management LP, a Delaware limited partnership, OZ Advisors LP, a Delaware limited partnership and OZ Advisors II LP, a Delaware limited partnership.

“Och-Ziff Operating Group Agreements” means, collectively, the limited partnership agreements and other organizational documents of each of the entities within the Och-Ziff Operating Group, as the same may be amended or implemented from time during the term of this Agreement.

“Och-Ziff Operating Group A Units” means, collectively, the units designated as the “Class A common units” representing limited partnership interests in each of the entities within the Och-Ziff Operating Group issued under the applicable Och-Ziff Operating Group Agreement on or prior to the date hereof.

“Partner Management Committee” shall mean the Partner Management Committee of each Och-Ziff Operating Group entity as it may be constituted from time to time in accordance with the applicable Och-Ziff Operating Group Agreement and, which, as of the date hereof, consists of Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och serving as Chairman.

“Permitted Transferee” means any transferee of an Och-Ziff Operating Group A Unit after the date hereof, the transfer of which was permitted by the Och-Ziff Operating Group Agreements.

“Piggyback Registrable Securities” means Registrable Securities then held by Covered Persons or to be held by Covered Persons upon an exchange pursuant to the Exchange Agreement occurring in connection with a Piggyback Registration hereunder.

“Pro Rata Basis” means a pro rata amount, determined based on the sum of (i) the number of Class A Shares held of record by each relevant Person as of such date of determination and (ii) any Class A Shares that each relevant Person has the right to acquire in the future as a result of any exchange, conversion, exercise or settlement of any securities or rights held of record by such Person as of such date of determination (disregarding for such purposes all vesting provisions and transfer restrictions and assuming that all of such securities or rights are settled in Class A Shares).

“Proposed Participation Amount” means the aggregate number of Class A Shares each relevant Person has validly elected to include in any Demand Registration or Piggyback Registration, as applicable.

“Registering Covered Person” has the meaning ascribed to such term in Section 2.7(a).

“Registrable Securities” means Class A Shares that may be delivered in exchange for Och-Ziff Operating Group A Units or otherwise held by Covered Persons from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when

(i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities cease to be outstanding (or issuable upon exchange of Och-Ziff Operating Group A Units). Registrable Securities shall not include any such Class A Shares covered by an Exchange Registration (as defined in Section 2.1(a)) and delivered in exchange for Och-Ziff Operating Group A Units held by persons who are not “affiliates” (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Registrable Securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) reasonable fees and disbursements of counsel for Och-Ziff and customary fees and expenses for independent certified public accountants retained by Och-Ziff, (vi) reasonable fees and expenses of any special experts retained by Och-Ziff in connection with such registration, (vii) reasonable fees, out-of-pocket costs and expenses of the Covered Persons, including one counsel for all of the Covered Persons participating in the offering selected by the Demand Committee, (viii) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiii) all out-of-pocket costs and expenses incurred by Och-Ziff or their appropriate officers in connection with their compliance with Section 2.7(l).

“Required Third-Party Piggyback Securities” shall mean the number of Class A Shares that the Company is required to include in any Demand Registration, Piggyback Registration or Resale Shelf Registration hereunder pursuant to the terms of any Third-Party Agreement.

“Resale Shelf Registration” has the meaning ascribed to such term in Section 2.3(a).

“Resale Shelf Registration Statement” has the meaning ascribed to such term in Section 2.3(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration” has the meaning ascribed to such term in Section 2.2(c).

“Third-Party Agreement” means any agreement by and between the Issuer and any Person that is not a Covered Person that holds or has a right to acquire Class A Shares, pursuant to which such Person has the right to require the Company to include such Class A Shares in a registration statement filed by the Company (whether or not for its own account) under the Securities Act.

“Underwritten Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act.

“Ziffs” means, collectively, Ziff Investors Partnership, L.P. II and Ziff Investors Partnership, L.P. IIA.

Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Exchange Registration.

(a) The Company may, in its sole discretion, elect to file and cause to be declared effective under the Securities Act by the SEC one or more registration statements on any appropriate form (the “Exchange Registration”) covering the delivery by the Company or its subsidiaries, from time to time, to the Covered Persons of Class A Shares registered under the Securities Act in exchange for such Och-Ziff Operating Group A Units.

(b) If the Company elects to utilize an Exchange Registration, it shall give prompt notice of such election to the Demand Committee, which notice shall include the anticipated filing date of the registration statement relating to such Exchange Registration. The notice referred to in this Section 2.1(b) may be revoked at any time.

(c) If the Company elects to utilize an Exchange Registration, it shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, regardless of whether such registration is effected.

(d) The Company shall have no obligation pursuant to this Section 2.1 to file an Exchange Registration, cause an Exchange Registration to be declared effective, maintain the effectiveness of an Exchange Registration or deliver Class A Shares to a Covered Person pursuant to an Exchange Registration.

Section 2.2 Demand Registration.

(a) If at any time prior to the fifth anniversary of the date of consummation of the Company’s initial public offering the Company shall receive a written request (a “Demand Notice”) from the Demand Committee that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities specified in the

Demand Notice (a “Demand Registration”), specifying the information set forth under Section 2.7(i), then the Company shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable, subject to the restrictions in Section 2.4, the registration under the Securities Act of the Registrable Securities for which the Demand Committee has requested registration under this Section 2.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as specified) of such Registrable Securities. If the Demand Committee elects to effect a Demand Registration, the provisions of Section 2.5(a) with respect to the notices required and the determination of the number of Piggyback Registrable Securities to be included in a Piggyback Registration shall apply mutatis mutandis to such Demand Registration, but the inclusion of such Registrable Securities pursuant to this Section 2.2 shall be treated as part of the Demand Registration and not as a Piggyback Registration hereunder.

(b) The Demand Committee may request an unlimited number of Demand Registrations at any time prior to the fifth anniversary of the date of consummation of the Company’s initial public offering, subject to the limitations set forth in Section 2.4.

(c) Subject to the availability of Form S-3 or any successor registration form to effect a Demand Registration, at the request of the Demand Committee, any Demand Registration shall be a shelf registration effected in accordance with Rule 415 under the Securities Act or any successor or similar rule (a “Shelf Registration”).

(d) At any time, the Demand Committee may revoke such Demand Registration request by providing a notice to the Company revoking such request. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, whether or not so revoked.

(e) At the request of the Demand Committee, the Demand Registration shall involve an Underwritten Public Offering. If a Demand Registration involves an Underwritten Public Offering and the managing underwriter advises the Company and the Demand Committee that, in its view, the number of Registrable Securities and other securities requested to be included in such registration exceeds the largest number of Class A Shares that can be sold without having a material adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Demand Offering Size”), the Company shall include in such Demand Registration, in the priority listed below, up to the Maximum Demand Offering Size:

(i) first, all Registrable Securities requested to be registered in the Demand Registration by the Demand Committee and all Required Third-Party Piggyback Securities (allocated as between the Covered Persons that have elected to participate in such Demand Registration in the aggregate and the holders of Required Third-Party Piggyback Securities in the aggregate on a Pro Rata Basis, and further allocated among the Covered Persons participating in such Demand

Registration on a pro rata basis based on their respective Proposed Participation Amount, in each case, as and if necessary to ensure that the offering does not to exceed the Maximum Demand Offering Size); and

(ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other persons, with such priorities among them as the Company shall determine.

Section 2.3 Shelf Registration.

(a) The Company shall prepare and file, at its own expense, not later than the fifth anniversary of the date of consummation of the Company’s initial public offering, a “shelf” registration statement with respect to the resale of all Registrable Securities (“Resale Shelf Registration”) by the Covered Persons on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Resale Shelf Registration Statement”) and permitting registration of such Registrable Securities for resale by such Covered Persons in accordance with the methods of distribution elected by the Covered Persons pursuant to the questionnaire referred to in paragraph (b) below and set forth in the Resale Shelf Registration Statement. The Company shall use its reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof, and, subject to Sections 2.3(c) and 2.4, to keep such Resale Shelf Registration Statement continuously effective for a period ending when all Class A Shares of the Company covered by the Resale Shelf Registration Statement are no longer Registrable Securities. The Demand Committee shall have the right to request that an Underwritten Public Offering be effected off the Resale Shelf Registration at any time, subject to Section 2.4. Any such Underwritten Public Offering shall be subject to the same priority provisions as set forth in Section 2.2(e).

(b) The Company shall give written notice to all Covered Persons at least 20 business days prior to the anticipated filing date of the Resale Shelf Registration Statement, which notice shall include a questionnaire in the form set forth in Appendix B hereto. At the time the Resale Shelf Registration Statement is declared effective, each Covered Person that has delivered to the Company a duly completed and executed questionnaire on or prior to the date which is ten business days prior to such time of effectiveness shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Covered Person to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. If required by applicable law, subject to the terms and conditions hereof, after effectiveness of the Resale Shelf Registration Statement, the Company shall file a supplement to such prospectus or amendment to the Resale Shelf Registration Statement not less than once a quarter as necessary to name as selling securityholders therein any Covered Persons that provide to the Company a duly completed and executed questionnaire in the form set forth in Appendix B hereto and shall use reasonable efforts to cause any post-effective amendment to such Resale Shelf Registration Statement filed for such purpose to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof.

(c) The Company shall prepare and file such additional registration statements as necessary every three years (or such other period of time as may be required to maintain continuously effective shelf registration statements) and use its commercially reasonable efforts to cause such registration statements to be declared effective by the SEC so that a shelf registration statement remains continuously effective, subject to Section 2.4, with respect to resales of Registrable Securities as and for the periods required under Section 2.3(a), such subsequent registration statements to constitute a Resale Shelf Registration Statement hereunder.

Section 2.4 Suspension of Use of Registration Statement.

(a) Upon prior written notice to the Demand Committee and the Covered Persons, the Company may postpone effecting a registration (or suspend the use of a Resale Shelf Registration Statement or Shelf Registration) pursuant to Section 2.2 and Section 2.3 on up to three occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which period may not be extended or renewed), if (i) the Board determines in good faith that effecting the registration (or permitting sales under an effective registration) would materially and adversely affect an offering of securities of the Company; (ii) a Demand Registration or a Piggyback Registration (defined in Section 2.5(a) below) in which Covered Persons were able to participate was completed within the prior 90 days; or (iii) the Company is in possession of material non-public information and the Board determines in good faith that the disclosure of such information during the period specified in such notice would not be in the best interests of the Company.

(b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Demand Committee and the Covered Persons, the rights of the Demand Committee and the Covered Persons to offer, sell or distribute any Registrable Securities pursuant to any registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to any registration statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a registration statement, and the Company shall notify the Demand Committee and the Covered Persons in writing as promptly as practicable when such suspension is no longer required.

Section 2.5 Piggyback Registration.

(a) Subject to any contractual obligations to the contrary, if the Company proposes at any time to register any Class A Shares under the Securities Act (other than an Exchange Registration or a registration on Form S-8 or Form S-4, or any similar successor forms), whether or not for sale for its own account, the Company shall each such time give prompt written notice at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration to the Demand Committee, which notice shall offer the Demand Committee the opportunity to elect to include in such registration statement the number of Registrable Securities held by Covered Persons as the Demand Committee may request (the “Maximum Covered Person Participation Amount”), subject to the provisions of Section 2.5(b) (a “Piggyback Registration”).

If the Demand Committee elects to effect a Piggyback Registration, the Company shall give written notice of the registration statement relating to such Piggyback Registration to all Covered Persons at least 15 business days prior to such anticipated filing date (which date shall be specified in such notice), and any Covered Person electing to participate in such Piggyback Registration shall notify the Demand Committee and the Company at least 10 business days prior to any such anticipated filing date of its election to include Registrable Securities in such Piggyback Registration. Each Covered Person electing to so participate may elect to include, in the Piggyback Registration, Piggyback Registrable Securities in an amount up to that number of Piggyback Registrable Securities then held by such Covered Person multiplied by a fraction, the numerator of which shall be the Maximum Covered Person Participation Amount and the denominator of which shall be the aggregate number of Piggyback Registrable Securities then held by all Covered Persons electing to participate in such Piggyback Registration; provided, that if any Covered Person elects not to participate in such Piggyback Registration up to its portion of the Maximum Covered Person Participation Amount as provided above, the Demand Committee shall have the sole discretion to permit the other Covered Persons to include in such Piggyback Registration additional Piggyback Registrable Securities in the same proportions as determined above; and provided further, that the participation of each Covered Person in any such Piggyback Registration shall be reduced (without duplication) by the aggregate number of Registrable Securities sold by such Covered Person and its Permitted Transferees pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act prior to the date of such Piggyback Registration. Any determination with respect to the number of Registrable Securities that may be included in any Piggyback Registration by any Covered Person shall be made by the Demand Committee in accordance with this Agreement and such determination shall be final.

Upon the request of the Demand Committee, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Demand

Committee, to the extent necessary to permit the disposition of such Registrable Securities to be so registered, provided, that: (i) if such registration involves an Underwritten Public Offering, all such Covered Persons to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or any other selling person, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.5(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all such Covered Persons and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.5 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.2 or a Resale Shelf Registration to the extent required by Section 2.3. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) Subject to any contractual obligations to the contrary, if a Piggyback Registration involves an Underwritten Public Offering and the managing underwriter advises the Company that, in its view, the number of Registrable Securities and other securities intended to be included in such registration exceeds the largest number of Class A Shares that can be sold without having a material adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Piggyback Offering Size”), the Company shall include in such registration, in the following priority, up to the Maximum Piggyback Offering Size:

(i) first, the Company securities proposed to be registered for the account of the Company or, if such registration is not for the sale of Company securities for the account of the Company but is to comply with the demand registration rights of third parties, the Company securities proposed to be registered pursuant to such demand registration rights of third parties; and

(ii) second, all Registrable Securities permitted to be included in such registration by Covered Persons and all Required Third-Party Piggyback Securities (allocated as between the Covered Persons that have elected to participate in such Piggyback Registration in the aggregate and the holders of Required Third-Party Piggyback Securities in the aggregate on a Pro Rata Basis, and further allocated among the Covered Persons participating in such Piggyback Registration on a pro rata basis based on their respective Proposed Participation Amount, in each case, as and if necessary to ensure that the offering does not to exceed the Maximum Piggyback Offering Size).

(c) Notwithstanding any provision in this Section 2.5 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting any Covered Person to effect a transfer of securities that is otherwise prohibited by the terms of any agreement between such Covered Person and any Och-Ziff entity.

Section 2.6 Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with an Underwritten Public Offering, neither the Company nor any Covered Person shall offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Class A Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Class A Shares or other securities of the Company (except as part of such Underwritten Public Offering and except as otherwise permitted by any lock-up executed or granted in connection with such Underwritten Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days following the pricing of the Underwritten Public Offering, provided, however, in the event the Ziffs do not elect to participate in any such Underwritten Public Offering, the Ziffs will not be subject to the lock-up provisions of this Section 2.6, unless the lead managing underwriter(s) inform(s) the Company in writing that any refusal by the Ziffs to agree to such lock-up may have a negative impact on the price and/or execution of the Underwritten Public Offering, in which case, the Ziffs shall agree to the provisions of this Section 2.6, but for a period not to exceed 90 days.

Section 2.7 Registration Procedures. In connection with any request by the Demand Committee that Registrable Securities be registered pursuant to Sections 2.2 or 2.5 and in connection with any Resale Shelf Registration pursuant to Section 2.3, subject to the provisions of such Sections and unless otherwise set forth in this Section 2.7, the paragraphs below shall be applicable:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of 30 days or such earlier date as, all of the Registrable Securities of the Covered Persons included in any such registration statement (each, a “Registering Covered Person”) shall have actually been sold, or in the case of a Resale Shelf Registration and a Shelf Registration, the date on which all of the Registrable Securities of all Registering Covered Persons shall have actually been sold.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed. Upon and after the filing of such registration statement, the Company shall furnish to such Registering Covered Person and underwriter, if any, (in each case in an electronic format, unless otherwise required by applicable law) such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Covered Person. Each Registering Covered Person shall have the right to request in writing that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining solely to such Registering Covered Person and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of a registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Person thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify in writing each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and use commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Covered Person holding such Registrable Securities or each underwriter, if any, reasonably (in light of such Covered Person’s or underwriter’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Covered Person to consummate the disposition of the Registrable Securities owned by such person; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.7(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Company shall promptly notify in writing each Registering Covered Person holding such Registrable Securities covered by such registration statement or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Covered Person or underwriter, if any, and file with the SEC any such supplement or amendment.

(g) The Demand Committee may select an underwriter or underwriters in connection with any Underwritten Public Offering made pursuant to a Demand Registration or Resale Shelf Registration hereunder, and the Company shall retain such underwriter or underwriters as soon as reasonably practicable after such selection. In connection with any Underwritten Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h) Subject to the execution of confidentiality agreements reasonably satisfactory in form and substance to the Company, upon the reasonable request of the Demand Committee or underwriter (if any), the Company shall give to each Registering Covered Person, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to the books and records of the Company and (ii) such opportunities to discuss the business of the Company with its directors, officers, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to such Registering Covered Person or underwriter, to enable them to exercise their due diligence responsibility.

(i) Each Registering Covered Person registering securities under Sections 2.2, 2.3 or 2.5 shall promptly furnish in writing to the Company the information set forth in Appendix B and such other information regarding itself, the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration, including such information necessary to correct any inaccuracies in information previously provided to the Company.

(j) Each Registering Covered Person and each underwriter, if any, agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.7(f), such Registering Covered Person or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Covered Person’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(f), and, if so directed by the Company, such Registering Covered Person or underwriter shall deliver to the Company all copies, other than any permanent file copies then in such Registering Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.7(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.7(f) to the date when the Company shall make available to such Registering Covered Person a prospectus supplemented or amended to conform with the requirements of Section 2.7(f).

(k) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(l) The Company shall have appropriate officers of Och-Ziff (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be and (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(m) The Company shall cooperate with the Registering Covered Persons to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as such Registering Covered Persons may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.8 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Registering Covered Person, each Affiliate of such Registering Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, Affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company with respect to such seller specifically for use in the preparation thereof.

Section 2.9 Indemnification by Registering Covered Persons. Each Registering Covered Person hereby indemnifies and holds harmless, and the Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Company and all other prospective sellers of Registrable Securities, the Board, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company and all prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.8 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company with respect to such seller or any underwriter, as applicable, specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of the Registering Covered Persons or any underwriter, or any of their respective Affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person. In no event shall any such indemnification liability of any Registering Covered Person be greater in amount than the dollar amount of the proceeds received by such Registering Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.10 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 2.8 or Section 2.9 above, such Indemnified Party shall, if a claim of indemnification in respect thereof is to be made pursuant to this Article II, give written notice of the commencement of such action to the person against whom indemnification is sought (the “Indemnifying Party”); provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article II, except to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Covered Person, its Affiliates, directors and officers and any control persons of such Indemnified Party, shall be designated in writing by the Demand Committee, and (y) in all other cases shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.11 Contribution. If the indemnification provided for in this Article II from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.11 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.12 Participation in Underwritten Public Offering. No Covered Person may participate in any Underwritten Public Offering hereunder unless such Covered Person (a) agrees to sell such Covered Person’s securities on the basis provided in any underwriting arrangements approved by the Demand Committee and the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement.

Section 2.13 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.14 Cooperation by the Company. If a Covered Person shall transfer any Registrable Securities pursuant to Rule 144, the Company shall use its commercially reasonable efforts to cooperate with such Covered Person and shall use commercially reasonable efforts to provide to such Covered Person such information and legal opinions as may be required to be provided to effect a transfer of such Registrable Securities under Rule 144.

Section 2.15 Parties in Interest. Each Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of such Covered Person’s election to participate in a registration under this Article II. To the extent the Och-Ziff Operating Group A Units held by Covered Persons are effectively transferred to a Permitted Transferee, the Permitted Transferee shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.1(c).

Section 2.16 Acknowledgement Regarding the Company. Other than those determinations reserved expressly to the Demand Committee, all determinations necessary or advisable under this Article II shall be made by the Board, the determinations of which shall be final and binding.

Section 2.17 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or units of the Och-Ziff Operating Group or the Company or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1 Term of the Agreement; Termination of Certain Provisions.

(a) The term of this Agreement shall continue until such time as no Covered Person holds any Covered Och-Ziff Operating Group A Units or Registrable Securities.

(b) Unless this Agreement is terminated pursuant to Section 3.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any Covered Och-Ziff Operating Group A Units or Registrable Securities until such time as such Covered Person ceases to hold any Covered Och-Ziff Operating Group A Units or Registrable Securities. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.9, 2.10, 2.11 and 2.13 and this Article III, and such Covered Person’s name shall be removed from Appendix A to this Agreement. Any person that has ceased to be a Covered Person and that reacquires Covered Och-Ziff Operating Group A Units or Registrable Securities shall be added to Appendix A as a Covered Person; provided, that such person shall first sign an agreement in the form approved by the Company acknowledging that such person is bound by the terms and provisions of this Agreement.

(c) Any Permitted Transferee shall be added to Appendix A as a Covered Person; provided, that such Permitted Transferee shall first sign an agreement in the form approved by the Company acknowledging that such Permitted Transferee is bound by the terms and provisions of this Agreement.

Section 3.2 Amendments; Waiver

(a) Subject to Section 3.2(c), no provision of this Agreement may be amended unless such amendment is approved in writing by the Company and the Covered Persons who, together with their Permitted Transferees, collectively hold at least two-thirds of the

Registrable Securities; provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on certain Covered Persons unless all such Covered Persons disproportionately affected consent in writing to such amendment and provided, further, no such amendment shall impair or diminish the rights of the Demand Committee, unless approved in writing by the Demand Committee. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) The Company may amend this Agreement in writing without the approval or consent of any Covered Person or Permitted Transferee if such amendment does not materially and adversely affect any Covered Person’s or Permitted Transferee’s rights under this Agreement. Each Covered Person understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. This Agreement may be amended from time to time by the Company (without the approval of any other person) for the purposes of (i) adding to Appendix A Permitted Transferees of the Covered Och-Ziff Operating Group A Units as provided in Section 3.1(c) who agree to be bound by this Agreement and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Sections 3.1(b) hereof, which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

Section 3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

Section 3.4 Submission to Jurisdiction; Waiver of Jury Trial. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (the “New York Courts”) (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in the New York Courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any and all rights to a jury trial. The parties agree that any judgment of any New York Court may be enforced in any court having jurisdiction over any party of any of their assets.

Section 3.5 Notices.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.5):

If to a Covered Person, initially to the address indicated in such Covered Person’s questionnaire (a form of which is attached hereto as Appendix B) or to the address then in the records of the Och-Ziff Operating Group or the Company, as applicable, with a copy to the Chief Legal Officer of the Company, as set forth below, or if no such questionnaire has been delivered or if no address is then in the records of the Och-Ziff Operating Group or the Company,

c/o Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

Attention: Chief Legal Officer

Fax: (212) 719-7402

Electronic Mail: Jeffrey.Blockinger@ozcap.com

If to the Company,

c/o Och-Ziff Capital Management Group LLC

9 West 57th Street, 13th Floor

New York, New York 10019

Attention: Chief Legal Officer

Fax: (212) 719-7402

Electronic Mail: Jeffrey.Blockinger@ozcap.com

The Company shall be responsible for notifying each Covered Person of the receipt of a notice, request, claim, demand or other communication under this Agreement relevant to such Covered Person as set forth above (and each Covered Person shall notify the Company of any change in address for notices, requests, claims, demands or other communications).

Section 3.6 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.7 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.8 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be void; and provided further, that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.9 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

Section 3.10 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

Section 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

/s/ Daniel S. Och
Daniel S. Och

THE OCH FAMILY 2007 GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Och Family 2007 GRAT

THE JONATHAN OCH GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Jonathan Och GRAT

THE NANCY G. BERNSTEIN GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Nancy G. Bernstein GRAT

THE SUSAN OCH KALVER GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for The Susan Och Kalver GRAT

DANIEL S. OCH DESCENDANTS TRUST

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for the Daniel S. Och Descendants Trust

JANE C. OCH 1999 GRAT

By:	/s/ Daniel S. Och
Name:	Daniel S. Och, as attorney-in-fact for the Jane C. Och 1999 GRAT

/s/ Joel Frank
Joel Frank

THE JOEL M. FRANK 2007 ANNUITY TRUST

By:	/s/ Joel M. Frank
Name:	Joel M. Frank, as Trustee

/s/ David Windreich
David Windreich

THE DAVID WINDREICH GRAT I

By:	/s/ David Windreich
Name:	David Windreich, as attorney-in-fact for The David Windreich GRAT I

THE DAVID WINDREICH GRAT II

By:	/s/ David Windreich
Name:	David Windreich, as attorney-in-fact for The David Windreich GRAT II

/s/ Joshua Ross
Joshua Ross

THE JOSHUA ROSS 2007 ANNUITY TRUST

By:	/s/ Joshua Ross
Name:	Joshua Ross, as Trustee

/s/ James-Keith Brown
James-Keith (JK) Brown

THE JAMES-KEITH BROWN 2007 ANNUITY TRUST

By:	/s/ James-Keith Brown
Name:	James-Keith Brown, as Trustee

/s/ Harold Kelly
Harold Kelly

THE HAROLD A. KELLY, JR. 2007 ANNUITY TRUST

By:	/s/ Harold A. Kelly, Jr.
Name:	Harold A. Kelly, Jr., as Trustee

/s/ Boaz Sidikaro
Boaz Sidikaro

THE BOAZ SIDIKARO 2007 ANNUITY TRUST

By:	/s/ Boaz Sidikaro
Name:	Boaz Sidikaro, as Trustee

/s/ Zoltan Varga
Zoltan Varga

/s/ Michael Cohen
Michael Cohen

THE MICHAEL COHEN GRAT I

By:	/s/ Joel Frank
Name:	Joel Frank, as attorney-in-fact for The Michael Cohen GRAT I

THE MICHAEL COHEN GRAT II

By:	/s/ Joel Frank
Name:	Joel Frank, as attorney-in-fact for The Michael Cohen GRAT II

/s/ Richard Lyon
Richard Lyon

THE RICHARD E. LYON, III 2007 ANNUITY TRUST

By:	/s/ Richard E. Lyon, III
Name:	Richard E. Lyon, III, as Trustee

/s/ James O’Connor
James O’Connor

THE JAMES O’CONNOR 2007 ANNUITY TRUST

By:	/s/ James O’Connor
Name:	James O’Connor, as Trustee

/s/ Kaushik Ghosh
Kaushik Ghosh

THE KAUSHIK GHOSH 2007 ANNUITY TRUST

By:	/s/ Kaushik Ghosh
Name:	Kaushik Ghosh, as Trustee

/s/ Raaj Shah
Raaj Shah

THE RAAJ SHAH 2007 ANNUITY TRUST

By:	/s/ Raaj Shah
Name:	Raaj Shah, as Trustee

/s/ Anthony Fobel
Anthony Fobel

/s/ Arnaud Achache
Arnaud Achache

ARNAUD C. ACHACHE FAMILY TRUST

By:	/s/ Arnaud C. Achache
Name:	Arnaud C. Achache
Title:	Acting as attorney-in-fact for the Arnaud C. Achache Family Trust

/s/ Dan Manor
Dan Manor

/s/ Massimo Bertoli
Massimo Bertoli

/s/ David Stonehill
David Stonehill

THE DAVID STONEHILL 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

THE ALISSA BUTTERFASS 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

THE LYNNE FRENKEL 2007 ANNUITY TRUST

By:	/s/ David Stonehill
Name:	David Stonehill, as Trustee

ZIFF INVESTORS PARTNERSHIP, L.P. II

By:	Ziff Investment Management, L.L.C., its general partner

By:	/s/ Robert D. Ziff
Name:	Robert D. Ziff
Title:	Co-President

ZIFF INVESTORS PARTNERSHIP, L.P. IIA

By:	Ziff Investment Management, L.L.C., its general partner

By:	/s/ Robert D. Ziff
Name:	Robert D. Ziff
Title:	Co-President

Registration Rights Agreement Signature Page

Appendix A

Covered Persons

Daniel S. Och

Arnaud Achache

Massimo Bertoli

James-Keith Brown

Michael Cohen

Anthony Fobel

Joel Frank

Kaushik Ghosh

Harold Kelly

Rick Lyon

Dan Manor

James O’Connor

Joshua Ross

Raaj Shah

Boaz Sidikaro

David Stonehill

Zoltan Varga

David Windreich

Appendix B

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Covered Person Questionnaire

The undersigned Covered Person understands that the Company has filed or intends to file with the SEC a registration statement for the registration of the Class A Shares (as such may be amended, the “Registration Statement”), in accordance with Sections 2.2, 2.3 or 2.5 of the Registration Rights Agreement, dated as of November     , 2007 (the “Registration Rights Agreement”), among the Company and the Covered Persons referred to therein. A copy of the Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

NOTICE

The undersigned Covered Person hereby gives notice to the Company of its intention to register Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and all other prospective sellers of Registrable Securities, the Board, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities arising in connection with statements made or omissions concerning the undersigned in the Registration Statement, prospectus, any free writing prospectus or any “issuer information” in reliance upon the information provided in this Questionnaire.

The undersigned Covered Person hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

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QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Covered Person:

	(b)	Full Legal Name of Covered Person (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

	(c)	Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

	(d)	Full Legal Name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Item 3 below):

2.	Address for Notices to Covered Person:

Telephone:

Fax:

Email:

Contact Person:

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3.	Beneficial Ownership of Registrable Securities:

Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?

Yes ☐ No ☐

	Note:	If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

If yes, please identify the broker-dealer with whom the Covered Person is affiliated and the nature of the affiliation:

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(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(d)	If you are (1) a broker-dealer or (2) an affiliate of a broker-dealer and answered “no” to Question 4(c), do you consent to being named as an underwriter in the Registration Statement?

Yes ☐ No ☐

5.	Beneficial Ownership of Other Securities of the Company Owned by the Covered Person.

Except as set forth below in this Item 5, the undersigned Covered Person is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Covered Person:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned Covered Person nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

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7.	Intended Method of Disposition of Registrable Securities (Only Applicable to a Demand Registration Effected Pursuant to Section 2.2 or a Resale Shelf Registration Effected Pursuant to Section 2.3 of the Registration Rights Agreement):

Intended Method or Methods of Disposition of Registrable Securities beneficially owned:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

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PLEASE SEND A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE BY FAX OR ELECTRONIC MAIL, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Och-Ziff Capital Management Group LLC
9 West 57th Street
New York, NY 10019
Attention: Chief Legal Officer
Facsimile: (212) 719-7402
Electronic Mail: Jeffrey.Blockinger@ozcap.com

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